Exhibit 23.7

April 24, 2026

Sunshine Silver Mining & Refining Company
2209 Big Creek Rd
Kellogg, Idaho 83837

Re: Consent of Argus Media, Inc.

Ladies and Gentlemen,

Reference is made to the registration statement on Form S-1 (the “Registration Statement”) filed by Sunshine Silver Mining & Refining Company (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name, and to the inclusion of information, data, estimates and statements from the antimony market report entitled “Antimony Market Assessment” prepared by us in December 2025 (the “Argus Report”), as well as the citation of the Argus Report, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Industry Overview” and “Business” sections, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 10-K, Form 10-Q, Form 8-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO and (vi) in other publicity and marketing materials in connection with the Proposed IPO. In granting such consent, we represent that, to our knowledge, the information, data, estimates and statements from the Argus Report are accurate and fairly present the matters referred to therein.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

Argus Media, Inc.

/s/ Chris Hairel
Name: Chris Hairel
Title: Vice President, Consulting

Dated: 4/24/2026

[Signature Page to Consent]